UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2012

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Union Blvd., Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.

On November 7, 2012, the Board of Directors of Rare Element Resources Ltd. (the “Company”) approved an Advanced Notice Policy (the “Policy”).  The Policy requires the holders of common shares of the Company to provide the Company with advanced notice of persons the shareholder intends to nominate for election to the Board of Directors.  The Policy fixes a deadline by which the director nominations must be submitted to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form.

The full text of the Policy is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  A copy of the press release, dated November 8, 2012, announcing the adoption of the Policy is attached hereto as Exhibit 99.2.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
99.1	Advance Notice Policy adopted November 7, 2012
99.2	Press Release of Rare Element Resources Ltd., dated November 8, 2012, announcing Advanced Notice Policy for Future Shareholder Meetings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 8, 2012

Rare Element Resources Ltd.

By:

/s/ David Suleski

Name: David Suleski

Title:   Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Advance Notice Policy adopted November 7, 2012
99.2	Press Release of Rare Element Resources Ltd., dated November 8, 2012, announcing Advanced Notice Policy for Future Shareholder Meetings.